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                                                                    Exhibit 10-b

                             NORDSON CORPORATION

                       1979 EMPLOYEES STOCK OPTION PLAN
                         AS AMENDED OCTOBER 27, 1980


               1.  PURPOSE.  This 1979 Employees Stock
Option Plan (the "Plan") is designed to enable Nordson
Corporation ("Nordson") and its subsidiaries, by the grant of options to purchase Common Shares of Nordson, to retain and attract executive, managerial, technical, and professional personnel for Nordson and its subsidiaries and to provide additional incentive to such personnel through increased stock ownership.

               2.  ADMINISTRATION.  The Plan shall be
administered by the Compensation Committee of Nordson's
Board of Directors (the "Committee"), which shall consist of not less than three Directors appointed by and serving during the pleasure of Nordson's Board of Directors. No
Director who has at any time within one year been eligible to participate in the Plan, or in any employee stock purchase plan or in any other stock option or stock appreciation rights plan of Nordson or any of its affiliates, may serve as a member of the Committee. The
Committee shall have full power and authority to grant options under the Plan and to interpret the provisions and to supervise the administration of the Plan. All decisions of the Committee shall be made by not less than a majority of its members and shall be final.

               3.  SHARES SUBJECT TO THE PLAN.  The shares
subject to this Plan are Nordson's authorized Common Shares with a par value of $1 each ("Common Shares") and may be authorized but unissued or treasury shares as the Committee may from time to time determine. The total number of Common Shares that may be issued and sold upon the exercise of options granted under the Plan may not exceed 200,000, giving effect to the 2-for-1 stock split declared on November 19, 1979, subject to adjustment in accordance with Section 12. Nordson may reacquire Common Shares at the time options are exercised or from time to time in advance, whenever the Board of Directors deems such purchase advisable. If an option is surrendered or ceases to be exercisable for any reason other than the exercise of related stock appreciation rights, the Common Shares as to which the option has ceased to be exercisable shall again be available for offering under the Plan. Upon exercise of stock appreciation rights, the option or applicable part of the option related to the stock appreciation rights shall be deemed to have been exercised, and the Common Shares that would otherwise have been issued upon exercise of the option shall not again be available for offering under the Plan.
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               4.  ELIGIBLE EMPLOYEES.  The Committee shall,
from time to time, designate the employees to whom options are granted. Options may be granted to any salaried em-ployee of Nordson or of any subsidiary with executive, managerial, technical, or professional responsibility, including any Director or officer who is a salaried em-ployee. An employee may hold more than one option.

               5.  OPTION PRICE.  The option price under
each option shall be determined by the Committee or by the Board of Directors and may not be less than 100% of the fair market value of the Common Shares on the date of the granting of the option. In no event, however, may previously unissued Common Shares be issued at a price less than that permitted by the Ohio General Corporation
Law. The fair market value shall, for purposes of the Plan, be determined by the Committee.

               6.  NOTICE OF GRANT OF OPTION.  Upon the
granting of any option to an employee, the Committee shall promptly cause the employee to be notified of the grant and terms of the option. The date on which the Committee approves the grant of the option shall be considered to be the date on which the option is granted.

               7.  EXERCISE OF OPTIONS.

          (a)  The date on which each option becomes
    exercisa shall be determined by the Committee or by the Board of Directors on or before grant of the option.
    On and after that date the option may be exercised in whole or, from time to time, in part at any time during the life of the option.

          (b) Notwithstanding any exercise date determined by the Committee or by the Board of Directors under Subsection (a), an option shall become exercisable in whole or in part prior to any merger or consolidation in which Nordson is not the surviving corporation, any sale of all or substantially all of the assets of Nordson, any liquidation or dissolution of Nordson, or the termination of any tender or exchange offer for 25% or more of the total number of outstanding Common Shares, unless the corporation surviving the merger or consolidation, acquiring the assets, or making the exchange offer assumes or substitutes new options for all options outstanding under the Plan on a basis approved by the Committee. As soon as practicable

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  prior to the anticipated effective date of
  any such proposed transaction, the Com-
  mittee shall cause to be given to each
  optionee written notice identifying the
  proposed transaction and specifying a date, which shall not be more than 10 days prior to the anticipated effective date of the proposed transaction, prior to which the option may be exercised. The exercise of an option which becomes exercisable under this Sub-section (b) shall be, and the exercise of an option which is already exercisable without regard to this Subsection (b) in the discre-tion of the optionee may be, conditioned upon consummation of the proposed transaction, in which case the optionee need not make payment for the Common Shares to be purchased upon exercise of the option until five days after written notice by Nordson to the optionee that the proposed transaction has been consummated.

          (c)  No fraction of a Common
  Share may be purchased upon exercise of an option.

               8.  EXERCISE OF OPTIONS AFTER TERMINATION
OF EMPLOYMENT. No option may be exercised after termination of an optionee's employment for any reason except as pro-vided in this Section 8.

            (a)  If the termination of em-
  ployment is due to permanent disability or to retirement under the applicable retirement plan or policy of Nordson or of a subsidiary, the optionee shall have the right to exercise the option in whole or in part within the earlier of (i) three months after the date of the termination of the optionee's employ-ment or (ii) the expiration of the life of the option.

            (b)  If the termination of employ-
  ment is due to the death of the optionee, the optionee's estate, personal representative, or beneficiary shall have the right to exer-cise the option in whole or in part within the earlier of (i) 12 months after the date of the optionee's death or (ii) the expiration of the life of the option.

            (c)  If the termination of employ-
  ment is due to any reason other than permanent disability, retirement under the applicable
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  retirement plan or policy of Nordson or
  of a subsidiary, or death, the optionee
  may exercise the option in whole or in
  part only with the consent of the Committee.
  In such event, the consent of the Committee must be obtained and the option exercised within the earlier of (i) three months after the date of the termination of the optionee's employment or (ii) the expiration of the life of the option.

            9.  TERMINATION OF OPTIONS.

            (a)  Unless terminated earlier
  under Subsection (b) or (c) of this
  Section 9, an option granted under the
  Plan shall terminate, and the right of the optionee or of any other person to purchase
  Common Shares upon exercise of the option shall expire, at the time determined by the Committee and specified in the notice of grant of the option, which may not be later than ten years from the date the option is granted.

            (b)  An option shall terminate,
  and the right of the optionee or of any
  other person to purchase Common Shares
  upon exercise of the option shall expire, upon consummation of any merger or consol-idation in which Nordson is not the sur-viving corporation, any sale of all or sub-stantially all of the assets of Nordson, or any liquidation or dissolution of Nordson.

            (c)  If this Plan is not approved
  by Nordson's shareholders within 12 months before or after the Plan is adopted by Nordson's Board of Directors, any option granted shall be terminated, and the right of the optionee or any other person to purchase Common Shares upon exercise of the option shall expire.

               10. EXERCISE OF OPTIONS AND PAYMENT FOR SHARES. Options shall be exercised by delivery of written notice of exercise to Nordson accompanied, except as provided in
Section 7(b), by payment of the option price. Common Shares subject to an option shall be issued or, in the case of treasury shares, sold only upon exercise of the option in whole or in part and, except as provided in Section 7(b), upon full payment of the option price. Payment of the option price shall be made in cash, by delivery of Common Shares, or partly in cash and partly by delivery of Common Shares. Any Common Shares so delivered shall be valued
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at the mean between the highest and lowest selling prices
of the Common Shares as reported by the National Association of Securities Dealers through NASDAQ for the date on which the option is exercised. If no sales are reported on the exercise date, the Common Shares shall be valued in accordance with Treasury Regulation, Section 20.2031-2.
An optionee shall have none of the rights of a shareholder with respect to the Common Shares subject to the option until the Common Shares are issued or transferred to him.

               11.  ASSIGNABILITY.  An option granted under
the Plan may not be transferred or assigned by the optionee, otherwise than by will or the laws of descent and distri-bution to the extent contemplated by Section 8(b), and may be exercised during the optionee's lifetime only by him or by his guardian or legal representative. A corporation surviving a merger or consolidation with Nordson, acquiring all or substantially all of the assets of Nordson, or acquiring 25% or more of the total number of outstanding Common Shares may, without the consent of the optionee, assume or substitute a new option for an option granted under the Plan, provided the Committee approves the basis on which the assumption or substitution is made.

               12.  ADJUSTMENTS UPON CHANGE IN SHARES.
In the event of any change in the Common Shares subject to this Plan or to an option granted under the Plan by reason of a merger, consolidation, reorganization, or other corporate transaction or of a stock dividend, stock split, or other capital adjustment, the total number and class of shares that may be issued and sold upon exercise of options to be granted under the Plan, the number and class of shares subject to each outstanding option, and the option price with respect to such shares shall be appropriately adjusted by the Committee, whose determination shall be final.

               13. SUBSTITUTE STOCK OPTIONS. Notwithstanding any other provisions to this Plan, options may be granted under this Plan in substitution for options to purchase shares of capital stock of another corporation which is
merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by Nordson or a subsidiary of Nordson. The terms, provisions, and benefits to optionees of such substitute options shall in all respects be identical to the terms, provisions, and benefits to optionees of the options of the other corporation on the date of substitution, except that such substitute options shall provide for the purchase of Common Shares of Nordson instead of shares of such other corporation.
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               14.  PURCHASE FOR INVESTMENT.  Each person
exercising an option may be required by Nordson to furnish a representation that he is acquiring the Common Shares upon exercise of the option as an investment and not with a view to distribution if Nordson, in its sole discretion, deter-mines that the representation is needed to insure that the resale or other disposition of the Common Shares will not involve a violation of the Securities Act of 1933, as amended, or of applicable state securities laws. Any such representation shall cease to be applicable when the repre-sentation is no longer needed for such purpose. To assure compliance with the representation, Nordson may place a legend or other symbol on any certificate for Common Shares issued or sold under the Plan and may issue stop transfer orders or similar instructions to the transfer agent for its Common Shares.

               15.  COMPLIANCE WITH SECURITIES LAWS.  No
Common Shares may be issued and sold and no share certifi-cate may be delivered upon exercise of an option until Nordson has taken all actions then required to comply with the Securities Act of 1933, as amended, the Securities
Exchange Act of 1934, as amended, the Ohio Securities Act, as amended, any other applicable state securities laws, and any exchange on which the Common Shares may be listed.

               16.  DURATION AND TERMINATION OF THE PLAN.
The Plan shall remain in effect until October 31, 1989, and shall then terminate, unless terminated at an earlier date by action of the Board of Directors; provided, however, that termination of the Plan shall not affect options previously granted.

               17.  AMENDMENT OF THE PLAN.  The Board of
Directors may from time to time amend this Plan, although no such amendment may, without the approval of shareholders, increase the total number of Common Shares that may be issued and sold upon exercise of options granted under the Plan (except in accordance with Section 12), reduce the option price at which options may be exercised, extend the time within which options may be granted under the Plan or the time within which an option may be exercised, or change the requirements relating to either eligibility for participa-tion in the Plan or administration of the Plan. Except in accordance with Section 12, neither the Board of Directors nor the Committee may, without the consent of the optionee, alter or impair an option previously granted under the Plan.

               18.  EFFECTIVE DATE.  This Plan shall become
effective when adopted by Nordson's Board of Directors, subject to approval by Nordson's shareholders within 12 months before or after such adoption.

Adopted by the Board of Directors
November 19, 1979